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                                                                      EXHIBIT 11



                        SOUTHDOWN, INC. AND SUBSIDIARIES

                 STATEMENT OF COMPUTATION OF PER SHARE EARNINGS
               (In millions, except per share amounts - Unaudited)



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                                                                     THREE MONTHS ENDED                  NINE MONTHS ENDED
                                                                        SEPTEMBER 30,                       SEPTEMBER 30,
                                                                 --------------------------          --------------------------
                                                                   2000              1999              2000              1999
                                                                 --------          --------          --------          --------
Earnings for basic and diluted earnings per share:
 Earnings from continuing operations                             $   58.4          $   67.4          $  153.8          $  158.4
 Loss from discontinued operations, net of taxes                       --                --                --              (1.0)
                                                                 --------          --------          --------          --------
 Net earnings for basic and diluted earnings per share           $   58.4          $   67.4          $  153.8          $  157.4
                                                                 ========          ========          ========          ========

Weighted average outstanding common shares for
   basic earnings per share                                          35.9              37.4              35.9              38.1

Dilutive effect from assumed exercise of stock options                0.5               0.4               0.5               0.4
                                                                 --------          --------          --------          --------
Total outstanding shares for diluted earnings per share              36.4              37.8              36.4              38.5
                                                                 ========          ========          ========          ========

Earnings (loss) per common share:
   Basic
      Earnings from continuing operations                        $   1.62          $   1.80          $   4.28          $   4.16
      Loss from discontinued operations, net of taxes                  --                --                --             (0.03)
                                                                 --------          --------          --------          --------
                                                                 $   1.62          $   1.80          $   4.28          $   4.13
                                                                 ========          ========          ========          ========

   Diluted
      Earnings from continuing operations                        $   1.60          $   1.78          $   4.23          $   4.12
      Loss from discontinued operations, net of taxes                  --                --                --             (0.03)
                                                                 --------          --------          --------          --------
                                                                 $   1.60          $   1.78          $   4.23          $   4.09
                                                                 ========          ========          ========          ========
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